SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2010, the Executive and Directors Resource Committee of the Board of Directors of Central Valley Community Bank, the wholly owned subsidiary of Central Valley Community Bancorp (“Company”) recommended to the Board of Directors, and the Board approved, amendments to the existing Salary Continuation Agreements for two members of senior management.

The amendments provide Senior Vice Presidents, Thomas Sommer and Gary Quisenberry, with an additional annual retirement benefit of $10,000.  The additional annual retirement benefits begin vesting after three years from April 1, 2010.  Annual retirement benefits continue for a period of 15 years commencing with the first month after the executive’s retirement date.  The amended agreements also provide for the annual benefit amount to be increased by three percent (3%) from the previous year’s benefit amount.

Item 9.01 Exhibits

(d) Exhibits.

10.1 Copies of “Second Executive Salary Continuation Agreement” will be filed with the Company’s March 31, 2010 Form 10-Q.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: April 26, 2010	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)